                                                                   Exhibit 10.17

                         FORM OF EMPLOYMENT AGREEMENT

          This Employment Agreement (this "Agreement") is made and entered into as of November 6, 1998, by and between COMPS INFOSYSTEMS, INC., a Delaware corporation (the "Company"), and ____________________, an individual (the "Executive").

                                    RECITALS
                                    --------

          WHEREAS, the execution and delivery of this Agreement by the Company and the Executive is a condition to the closing of that certain Asset Purchase Agreement (the "Purchase Agreement") of even date herewith, by and among the Company, the Executive, REALBID LLC, a California limited liability company, and [Robert Potter] [Emmett DeMoss], an individual; and

          WHEREAS, the Company and the Executive have determined that it is in their respective best interests to enter into this Agreement on the terms and conditions as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (capitalized terms used herein and not expressly defined herein shall have the meanings assigned such terms in the Purchase Agreement):

1.  EMPLOYMENT TERMS AND DUTIES
    ---------------------------

          1.1  Employment.  The Company hereby employs the Executive, and the
               ----------
Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

          1.2  Duties.  The Company shall start a REALBID Division within the
               ------
Company and shall locate the executive office of the REALBID Division in Marin County and San Francisco County. The Executive shall serve as the Chairman of the REALBID Division and as the Vice President of the Company, with such powers and duties appropriate to those positions as may be provided in the Bylaws of the Company, and as determined by the Board of Directors of the Company (the "Board") from time to time. Such duties will include, without limitation, planning, management, operations, sales and marketing, product development and enhancement and overall supervision of the REALBID Division. During the term of his employment hereunder, the Executive shall devote his full working time and efforts to the performance of his duties to the Company and shall not be or occupied with non-Company activities during his working time or otherwise employed at any time during the term of this Agreement. The Executive shall use his best efforts in the performance of his duties and the furtherance of the interests of the Company. The Executive shall at all times discharge his duties under the supervision and direction of the Chief Executive Officer of the Company or his designee. The Executive will annually present a business plan, and quarterly present revised two year projections of the same, to the Chief Executive Officer.

          1.3  Term.  Subject to the provisions Section 1.5 below, the term of
               ----                             -----------
employment of the Executive under this Agreement shall commence on the date hereof and terminate on January 1, 2003 (the "Employment Term"). Upon termination of the Employment Term, the Executive's employment with the Company and the Company's obligation to employ the Executive in any capacity shall cease in any and all manner.

          1.4  Compensation and Benefits.
               -------------------------

          1.4.1  Base Salary.  In consideration of the services rendered to the
                 -----------
Company hereunder by the Executive and the Executive's covenants hereunder, including but not limited to, his covenants under Sections 2 and 3 below, the
                                                  ----------     -
Company shall, during the Employment Term, pay the Executive a salary at the annual rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Base Salary"). The Base Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Base Salary and all other forms of compensation paid to the Executive hereunder shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Company, in its sole discretion, may (i) increase the Base Salary from time to time and (ii) pay the Executive a cash bonus in such amount (which amount may be zero or up to fifty thousand dollars ($50,000)) as may be determined by the Board or a committee of the Board. The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement.

          1.4.2  Stock Options.  Executive shall be granted (i) incentive stock
                 -------------
options (the "Options") to purchase 416,666.5 shares of the Company's Class B Common Stock (the "Incentive Option Shares") and (ii) non-statutory stock options to purchase 6,920.5 shares of the Company's Class B Common Stock (the "Non-Statutory Option Shares," and together with the Incentive Option Shares, the "Option Shares"), as set forth in detail in such Executive's Notice of Grant of Stock Option attached hereto as Exhibit A (the "Notice of Grant"). Executive shall acquire a vested interest in (i) 20% of the Incentive Option Shares on the date of this Agreement (the "Vesting Commencement Date"), (ii) 100% of the Non-Statutory Options Shares on the Vesting Commencement Date and
(iii) the remaining 80% of the Incentive Option Shares shall vest in successive equal monthly installments over a forty-eight (48) month period commencing on January 1, 1999.

          1.4.3  Benefits Package.  In addition to the Base Salary, during the
                 ----------------
Employment Term, the Executive shall be entitled to receive such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other benefit plans of the Company as may be in effect from time to time as are afforded to other comparable executives of the Company.

          1.4.4  Vacation.  The Executive shall be entitled to vacation each
                 --------
fiscal year accruing at 1.25 days per month for an annual accrual of fifteen
(15) days. The maximum number of unused vacation days which may be accrued at any one time shall be one hundred eighty (180) days.

          1.4.5  Expenses.  The Company shall, upon receipt from the Executive
                 --------
of signed and itemized lists of expenditures with supporting receipts to the extent required by applicable income tax regulations and the Company's reimbursement policies, reimburse the

Executive for all out-of-pocket business expenses reasonably incurred by the Executive in connection with his employment hereunder.

          1.5  Termination.  The Executive's employment and this Agreement
               -----------
(except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following, at the time set forth therefor (the "Termination Date"):

          1.5.1  Voluntary Termination.  Thirty (30) days following the
                 ---------------------
Employee's written notice to the Company of termination of employment; provided,
                                                                       --------
however, that the Company may waive all or a portion of the thirty (30) days'
-------
notice and accelerate the effective date of such termination (and the Termination Date) (termination pursuant to this Section 1.5.1 being referred to
                                                -------------
herein as "Voluntary Termination");

          1.5.2  Termination For Cause.  Immediately following written notice of
                 ---------------------
termination for "Cause" (as defined below), specifying such Cause (as determined in good faith by the Board), given by the Company (termination pursuant to this

Section 1.5.2 being referred to herein as termination for "Cause").  As used
--------------
herein, "Cause" means termination based on (i) the Executive's material breach of this Agreement or any significant material written policy or procedure of the Company, including but not limited to, policies concerning equal employment opportunity and harassment in the workplace, (ii) conviction of the Executive for (x) any crime constituting a felony in the jurisdiction in which committed,
(y) any crime involving moral turpitude (whether or not a felony), or (z) any other violation of criminal law involving dishonesty or willful misconduct which injures the Company (whether or not a felony), (iii) substance abuse by the Executive which in any material manner interferes with the performance of his duties under this Agreement, (iv) the failure or refusal of the Executive to follow the lawful and proper directives of the Board which are within the scope of the Executive's duties set forth in Section 1.2 above and which is not
                                       -----------
corrected within seven (7) days after written notice to the Executive identifying such failure or refusal, (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company, including, without limitation, any breach of his obligations under Section 2 or Section 3 below,
                                                ---------    ---------
(vi) indictment of the Executive by a grand jury for a felony violation of the federal securities laws, (vii) the Executive's willful breach or habitual neglect of duties as an employee of the Company (including, but not limited to chronic absence from work for reasons other than illness), (viii) conduct by the Executive for which the Company incurs civil liability in excess of fifty thousand dollars ($50,000) in the aggregate to any other employee or third party or be assessed any fine or penalty by a governmental agency or (ix) the death or Disability of the Executive. For the purposes of this Agreement, "Disability" means the Board's good faith determination that the Executive has been unable to perform any material portion of his duties under this Agreement for a period of thirty (30) consecutive days, or sixty (60) days in the aggregate during the Employment Term, with or without reasonable accommodation, due to physical or mental illness or incapacity.

          1.5.3  Termination Without Cause.  Only after the completion of the
                 -------------------------
first twelve months of this Agreement, five days following written notice of termination without Cause given by the Company; provided, however, that the Executive shall be retained by the Company as a consultant and shall receive payment of Base Salary and Option Shares as provided in Section 1.6.2 below
                                                        -------------
(termination pursuant to this Section 1.5.3 being referred to herein as
                              -------------
termination "Without Cause").  Notwithstanding anything to the contrary contained
herein, including without limitation Section 1.5.2(iv) hereof, the Executive
                                     -----------------
shall not be required to relocate from Marin County or San Francisco County to any other area and any such required relocation shall constitute a termination Without Cause as set forth in this Section 1.5.3.
                                   -------------

               1.5.4  Other Remedies. Termination pursuant to Section 1.5.2
                      --------------                          -------------
above shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under the Agreement.

          1.6  Severance and Termination.
               -------------------------

               1.6.1  Termination for Cause or Voluntary Termination.  In the
                       ----------------------------------------------
case of a Voluntary Termination or a termination of the Executive's employment hereunder for Cause in accordance with Section 1.5.2 above at any time (i) the
                                       -------------
Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay any severance or similar compensation attributable to such termination other than Base Salary earned but unpaid as of the Termination Date or otherwise as required by law, (ii) the vesting of the Option Shares shall terminate as of the date of the termination of the Executive's employment hereunder and (iii) the Company's obligations under this Agreement shall immediately cease.

               1.6.2  Termination Without Cause.
                      -------------------------

          (a) In the case of a termination of the Executive's employment hereunder Without Cause in accordance with Section 1.5.3 above within the two
                                           -------------
year period following the date of this Agreement:

               (1) The Company shall pay the Executive an amount equal to his then applicable Base Salary for a period of one (1) year commencing on the Termination Date (the "Post-Termination Period"), payable at the times and subject to the tax withholding specified in Section 1.4.1 above; provided,
                                            -------------        --------
however, that the payment of such salary shall be paid only if the Executive
-------
executes and delivers to the Company the Confidential Separation Agreement and General Release substantially in the form of Exhibit B attached hereto (the
                                             ---------
"Separation and Release Agreement") and does not revoke the Separation and Release Agreement pursuant to the terms of the same.

               (2) The Company will retain the Executive as a full-time consultant for the first six months of the Post-Employment Period and as a part-time consultant for the remaining six months of the Post-Employment Period (i.e. on call for a specified number of hours per week). Except for the continuation of his salary payments pursuant to Section 1.6.2.(a)(1) above, the Executive
                                   --------------------
shall not receive any kind of consideration, payment or benefits for his consulting services rendered pursuant to this Agreement.

          (b) In the case of a termination of the Executive's employment hereunder Without Cause in accordance with Section 1.5.3 above after the two
                                           -------------
year period following the date of this Agreement:

               (1) The Company shall pay the Executive an amount equal to his then applicable Base Salary for a period equal to the shorter of (x) six (6) months commencing on the Termination Date and (y) the remaining term of his employment (the

"Shortened Post-Termination Period"), payable at the times and subject to the tax withholding specified in Section 1.4.1 above; provided, however, that
                                 -------------        --------  -------
the payment of such salary shall be paid only if the Executive executes and delivers to the Company the Separation and Release Agreement and does not revoke the Separation and Release Agreement pursuant to the terms of the same.

               (2) The Company will retain the Executive as a part-time consultant during the Shortened Post-Termination Period. Except for the continuation of his salary pursuant to Section 1.6.2(b)(1) above, the Executive
                                       -------------------
shall not receive any kind of consideration, payment or benefit for his consulting services rendered pursuant to this Agreement.

          (c) Notwithstanding any provision to the contrary set forth herein, in Executive's Notice of Grant of Stock Option, the Incentive Stock Option Agreement or the Non-Statutory Option Agreement referenced in such Notice of
Grant:

               (1) If the Executive is terminated Without Cause in accordance with Section 1.5.3 within the two year period following the date of this
     -------------
Agreement, the Executive's Option Shares shall continue to vest pursuant to the Notice of Grant during the Post-Termination Period; provided, however, that if
                                                    --------  -------
the aggregate number of Options Shares in which the Executive will acquire a vested interest at the end of the Post-Termination Period would not equal at least seventy-five percent (75%) of Option Shares, then the vesting schedule described in the Notice of Grant will be adjusted to provide for the vesting of an aggregate of seventy-five percent (75%) of the Option Shares at the end of the Post-Termination Period; provided further, that such adjusted vesting
                             ----------------
schedule shall continue to provide for vesting in successive equal monthly installments during the Post-Termination Period.

               (2) If the Executive is terminated Without Cause in accordance with Section 1.5.3 after the two year period following the date of the
     -------------
Agreement, the Executive's Option Shares shall continue to vest pursuant to the Notice of Grant during the Shortened Post-Termination Period only if the Executive will not have acquired a vested interest in at least seventy-five percent (75%) of the Option Shares as of the Termination Date, in which case the vesting schedule described in the Notice of Grant will be adjusted to provide for the vesting of an aggregate of seventy-five percent (75%) of the Option Shares at the end of the Shortened Post-Termination Period; provided further,
                                                            ----------------
that such adjusted vesting schedule shall continue to provide for vesting in successive equal monthly installments during the Shortened Post-Termination Period.

          (d)  Notwithstanding anything to the contrary herein:

               (1) The Company's obligation to (i) pay the Executive the salary under Section 1.6.2(a)(1) above or Section 1.6.2(b)(1) above and (ii) retain the
      -------------------          -------------------
Executive as a consultant under Section 1.6.2(a)(2) above or Section 1.6.2(b)(2)
                                -------------------          -------------------
above shall cease immediately in the event of the Executive's breach of his obligations under Section 2 above or Section 3 above or, if applicable, the
                  ---------          ---------
Executive's breach of his obligations under the Non-Competition Agreement of even date herewith by and between the Company and the Executive (the "Non-Competition Agreement").

               (2) The vesting of the Executive's Option Shares under Sections 1.6.2(c)(1) and (2) above shall cease immediately in the event of the
-----------     ---
Executive's breach of his obligations under Section 2 above or Section 3 above
                                            ---------          ---------
or, if applicable, the Executive's breach of his obligations under the Non-Competition Agreement.

          1.6.3  Termination Complete.  It is expressly acknowledged by the
                 --------------------
Executive that, except as provided in Sections 1.6.2(a)(1) and 1.6.2(b)(1)
                                      --------------------     -----------
above, the provisions of this Section 1.6 shall have the effect of eliminating
                              -----------
all compensation (salary, stock options, bonuses, and benefits) which would have been paid or available had such employment relationship not been terminated.

2.  CONFIDENTIAL INFORMATION - NON-DISCLOSURE
    -----------------------------------------

          2.1  Definition of Confidential Information.  The Executive hereby
               --------------------------------------
acknowledges that during the Executive's employment hereunder, the Executive may have access to, make use of, acquire, create, develop or add to certain confidential and proprietary information regarding the Company or any company owned by or affiliated with the Company (collectively, the "COMPS Group") (whether in existence prior to, as of or after the date hereof, including without limitation any confidential and proprietary information that the Company purchased from REALBID LLC under the Purchased Agreement) (collectively, "Confidential Information"), which Confidential Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright):
(i) any and all trade secrets concerning the business and affairs of any member of the COMPS, product specifications, data, procedures, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions, models, documentation, techniques, diagrams, flowcharts, new products and new technology information, product prototypes, product copies, manufacturing, development or marketing techniques, material development or marketing timetables, strategies and development plans, and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies and information (including without limitation confirmed sales transactions, buyer and seller information, listings, space availability and tenant and lease comparables), systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of any member of the COMPS Group including but not limited to information related to the customers, suppliers or personnel of such members of the COMPS Group, and any other information, however, documented, of any member of the COMPS Group that is a trade secret within the meaning of any and all applicable state and federal trade secret laws; (ii) any and all information concerning the business and affairs of any member of the COMPS Group (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for any member of the COMPS Group containing or based, in whole or in part, on any information included in the foregoing. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information (i) which is generally known to the public or to companies in businesses similar to the Company's business (except for the companies which license such Confidential Information from any member of the COMPS Group), (ii) which later, through no act of any of the Executive, REALBID, or the other parties to the Asset Purchase Agreement, becomes generally known or (iii) information required to be disclosed by the Executive pursuant to a subpoena or court order, or pursuant to a requirement of a governmental agency or law of the United States of America or a state thereof or any governmental or political subdivision thereof, provided that (a) the Executive will provide the Company with prior written notice of such disclosure in order that the Company may attempt to obtain a protective order or the assurance of confidential treatment and (b) the Executive will cooperate with the Company in attempting to obtain such order or assurance.

          2.2  The Executive Covenant.  In consideration of the Company's
               ----------------------
entering into this Agreement and providing the Base Salary, the Option Shares and other benefits to the Executive, and further in consideration of the Executive's continued exposure to the Confidential Information and the Executive's continued receipt of specialized training from members of the COMPS Group, the receipt of which are hereby acknowledged by the Executive, the Executive covenants as follows:

          2.2.1  Non-Use and Non-Disclosure.  Commencing on the date hereof and
                 --------------------------
at all times thereafter, the Executive shall hold in the strictest confidence (except as previously approved by the Company in writing), and shall not, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or otherwise communicate, or use for his own benefit or the benefit of any other person, partnership, firm, corporation or other entity, or use to the detriment of any member of the COMPS Group, or misuse in any way, any Confidential Information. The Executive acknowledges that he will in no way infringe upon any COMPS copyrights and will in no way use, copy, appropriate or redistribute any part of the Confidential Information, whether obtained directly or indirectly from COMPS, without a specific written license agreement with COMPS. It is agreed that any derivative, modification or elaboration of any Confidential Information by any third party remains the proprietary property of COMPS for purposes of this Agreement. The Executive and the Company each hereby stipulates that, as between them, all Confidential Information constitutes important material and confidential and/or proprietary information of the Company's, constitutes unique and valuable information, and affects the successful conduct of the Company's business and the goodwill of the COMPS Group, and that members of the COMPS Group shall be entitled to recover their respective damages, in addition to any injunctive remedy that may be available, for any breach of this Section 2.
                       ---------

          2.2.2  Trade Secrets.  All trade secrets of the COMPS Group will be
                 -------------
entitled to all of the protection and benefits under all applicable federal and state trade secrets law. If any information that any member of the COMPS Group deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the members of the COMPS Group submit proof of the economic value of any trade secret or post a bond or other security. The Executive hereby acknowledges that the database technologies and information (including without limitation confirmed sales transactions, buyer and seller information, listings, space availability and tenant and lease comparables) shall be considered a trade secret of the COMPS Group.

          2.2.3  Ownership.  The Executive hereby acknowledges and agrees that
                 ---------
all right, title and interest in and to any Confidential Information shall be and shall remain the exclusive property of the COMPS Group, and that any Confidential Information which the Executive acquires from any member of the COMPS Group was received in confidence and as a fiduciary of such member of the COMPS Group. Without limiting the foregoing, the Executive shall assign to the COMPS Group, any and all right, title or interest which the Executive may have in all Confidential Information made, developed or conceived of in whole or in part by the Executive during his employment hereunder. The Executive further agrees to execute and deliver any and all instruments, and to do all other things reasonably requested by any member of the COMPS Group (both during and after the his employment hereunder) in order to vest more fully in such member of the COMPS Group all ownership rights in such Confidential Information. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, other written and graphic records, and the like, in any way relating to any Confidential Information, the business of the Company or its activities, which the Executive shall prepare, use, construct, observe, process, or control (collectively, "Materials") shall be and shall remain the COMPS Group's exclusive property, and the Executive hereby agrees to deliver all Materials, together with any and all copies thereof, promptly to the Company on behalf of the COMPS Group upon the termination of this Agreement for any reason. The Executive further agrees that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

          2.2.4  Other Obligations.  The Executive acknowledges that the COMPS
                 -----------------
Group, from time to time, may have agreements with other persons, entities or with the U.S. Government or agencies thereof, which imposes obligations or restrictions on the COMPS Group regarding inventions made during the course of work thereunder, or regarding the confidential nature of such work. The Executive hereby agrees to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the COMPS Group thereunder.

3.  NON-COMPETITION AND NON-INTERFERENCE
    ------------------------------------

          3.1  Covenant of the Executive.  In consideration of the Company's
               -------------------------
entering into this Agreement and providing the Base Salary, Option Shares and other benefits to the Executive, and further in consideration of the Executive's continued exposure to the Confidential Information and the Executive's continued receipt of specialized training from the members of the COMPS Group, the receipt of which are hereby acknowledged by the Executive, the Executive covenants as follows:

               3.1.1  Non-Competition.  During the Executive's employment
                      ---------------
hereunder and the Severance Period, the Executive shall not, directly or indirectly, own, manage, engage in, operate or conduct, prepare to or plan to conduct or assists any person or entity to conduct any business, or have any interest in any business, person, firm, corporation or other entity (as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, security holder) (except for the ownership of publicly-traded securities constituting not more than five percent (5%) of the outstanding securities of the issuer thereof), creditor (except for trade credit extended in the ordinary course of business), consultant or in any other capacity that engages in any business which is the same as, similar to or competitive with the business of any member of the COMPS Group including without limitation the commercial real estate information business, which shall include among other things, buyer/seller matching, transaction facilitation, listing services, sales comparables, lease comparables, space availability, tenant information, property inventory, property characteristics, automated valuation models and city and regional market overviews (collectively, the "Business"), anywhere in the United States. The covenants set forth in this Section 3.1.1
                                                               -------------
shall be construed as a series of separate covenants covering their subject matter in each of the separate states where the Company conducts the Business, and except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth above in this Section 3.1.1 To the
                                                           -------------
extent that any such covenant shall be judicially unenforceable in any one or more of such states, such covenant shall not be affected with respect to each of the other states. Each covenant with respect to such states shall be construed as severable and independent.

          3.1.2  No Diversion of Others.  During the Executive's employment
                 ----------------------
hereunder and the Severance Period, the Executive shall not, either for himself or for any other person, firm, corporation or other entity, directly or indirectly, or by action in concert with others:

          (a) induce or influence, or seek to induce or influence, any Person who is engaged by any member of the COMPS Group (as an agent, employee, consultant, or in any other capacity) or any successor thereto with the purpose of obtaining such person as an employee or customer for a business competitive with any member of the COMPS Group's business; or

          (b) divert or take away or attempt to divert or take away, or solicit or attempt to solicit, any existing or potential customer of any member of the COMPS Group (whether or not such customer is actually a customer of any member of the COMPS Group as of the date hereof, including without limitation any customer solicited by the Executive or which became known by the Executive prior to the date hereof) with the purpose of obtaining such person as an employee or customer for a business competitive with any member of the COMPS Group's Business.

          3.1.3  Organizing Competitive Business.  Without limiting any of the
                 -------------------------------
other provisions contained in this Section 3, during the Executive's employment
                                   ---------
hereunder and the Severance Period, the Executive shall not undertake planning for or organization of any business activity competitive with the Business of any member of the COMPS Group, or conspire with agents, employees, consultants or other representatives of any member of the COMPS Group for the purpose of organizing any such competitive business activity.

4.  INJUNCTIVE RELIEF AND ADDITIONAL REMEDY
    ---------------------------------------

          4.1  In General.  The Executive acknowledges and agrees that members
               ----------
of the COMPS Group shall suffer irreparable harm in the event that the Executive breaches any of his obligations under Sections 2 or 3 hereof, and that monetary
                                      ----------    -
damages shall be inadequate to compensate the damaged members of the COMPS Group for any such breach. Accordingly, the Executive agrees that in the event of any breach or threatened breach by the Executive of any of the provisions of

Sections 2 or 3 hereof, the damaged members of the COMPS Group shall be entitled
----------    -
to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or restrain any such breach or threatened breach by the Executive, or by any or all of the Executive's agents, representatives or other persons directly or indirectly acting for, on behalf of or with the Executive, without having to prove damages.

          4.2  No Limitation of Remedies.  Notwithstanding the provisions set
               -------------------------
forth in Section 4.1 above, or any other provision contained in this Agreement,
         -----------
the parties hereby agree that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 4, is
                                                                  ---------
intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.  REASONABLENESS OF RESTRICTIONS.
    ------------------------------

          THE EXECUTIVE HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF

SECTIONS 2 AND 3 HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIONS
-----------    -
SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY.

6.  REPRESENTATIONS AND WARRANTIES
    -------------------------------

          6.1  By the Executive.  The Executive represents and warrants to the
               ----------------
Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms, (ii) the Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) the Executive is not subject to any pending or, to the Executive's knowledge, threatened claim, action, judgment, order or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputations of the Company.

          6.2  By the Company.  The Company represents and warrants to the
               --------------
Executive that (i) this Agreement is valid and binding upon and enforceable against the Company in accordance with its terms, (ii) the Company is not bound by or subject to any contractual or other obligation that would be violated by its execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) the Company is not subject to any pending, or to the Company's knowledge, threatened claim, action, judgement, order or investigation that could adversely affect its ability to perform its obligations under this Agreement.

7.  SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS
    ------------------------------------------

          Sections 2, 3 and 6 above shall survive any termination of this
          ----------  -     -
Agreement and continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 2, 3 and 6.
                                                            ----------  -     -
The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of Sections 2, 3 and 6 above.
----------  -     -

8.  MISCELLANEOUS
    -------------

          8.1  Notices.  All notices, requests and other communications
               -------
hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

     If to the Executive, to:

     __________________________________

     __________________________________

     __________________________________

     __________________________________

     If to the Company, to:

        COMPS InfoSystems, Inc.
        9888 Carroll Centre Road, Suite 100
        San Diego, CA  92126
        Facsimile No.: (619) 684-3292
        Attention:  Mr. Christopher A. Crane

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 8.1, be deemed given upon
                                              -----------
delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 8.1, be deemed given upon receipt, and (iii) if
                 -----------
delivered by mail in the manner described above to the address as provided in this Section 8.1, be deemed given upon receipt (in each case regardless of
     -----------
whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          8.2  Obligations Contingent on Performance.  The obligations of the
               -------------------------------------
Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Executive's performance of his obligations hereunder.

          8.3  Entire Agreement.  This Agreement, the Purchase Agreement and the
               ----------------
documents executed in connection with the Purchase Agreement, including, without limitation, the Non-Competition Agreement, supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect thereto.

          8.4  Waiver.  Any term or condition of this Agreement may be waived at
               ------
any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

          8.5  Amendment.  This Agreement may be amended, supplemented or
               ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

          8.6  No Third Party Beneficiary.  The terms and provisions of this
               --------------------------
Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

          8.7  No Assignment; Binding Effect.  This Agreement is binding upon,
               -----------------------------
inures to the benefit of and is enforceable by the parties hereto and any successors or assigns of the Company. The Executive shall not be entitled to assign his right, interest or obligations under this Agreement without the prior written consent of the Company.

          8.8  Headings.  The headings used in this Agreement have been inserted
               --------
for convenience of reference only and do not define or limit the provisions hereof.

          8.9  Severability.  The Company and Executive intend all provisions of
               ------------
this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance.

          8.10  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

          8.11  Arbitration.  Except as otherwise provided in Section 4 above,
                -----------                                   ---------
the Executive agrees that any and all disputes that the Executive has with the Company or any of its employees, which arise out of the Executive's employment, the termination of employment, or under the terms of this Agreement, shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, any disputes regarding the Executive's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under any federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of the Executive's employment with the Company or its termination. The only claims not covered by this Section 8.11 are claims for
                                                 ------------
benefits under the workers' compensation laws or unemployment insurance laws and any claims arising from the Executive's breach of Sections 2 or 3 of this
                                                  ----------    -
Agreement. Binding arbitration will be conducted in San Diego, California, in accordance with the rules and regulations of the American Arbitration Association. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. The Executive understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Each party shall be entitled to pre-hearing discovery as provided in California Code of Civil Procedure Section 1283.05.


          8.12  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.

                         "COMPANY"

                         COMPS INFOSYSTEMS, INC.
                         a Delaware corporation

                         By:
                               ----------------------

                         Name:
                               ----------------------

                         Title:
                               ----------------------

                         "EXECUTIVE"

                         -----------------------------

                                   EXHIBIT A

                                NOTICE OF GRANT

            See Exhibit 10.34 to Registration Statement on Form S-1

                                   EXHIBIT B

             CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

     (Employee) and COMPS InfoSystems, Inc. (COMPS - Employer) agree to terminate their employment relationship on the following basis:

1. (Employee) and COMPS agree that (Employee) shall separate his/her employment with COMPS effective (Date). (Employee) will return all of COMPS' keys, records, and files (electronic or other) on (Date) and will cooperate fully with COMPS' managers and employees in a professional manner to assure a smooth transition.

2. In consideration for (Employee)'s agreement and commitments herein, COMPS will provide (Employee) with the following additional consideration to which he/she is not otherwise entitled:

          a) Additional compensation and stock options, if any, as described in the Employment Agreement between Employee and COMPS, dated ________, so long as (Employee) has not revoked this Separation Agreement during the preceding seven (7) days.

          b)  Outplacement services to be provided by Drake, Beam, Morin, Inc.

3. (Employee) agrees that he/she is not entitled to receive, and will not claim, any right, benefit or compensation other than what is expressly set forth in Paragraph 2 above, and hereby expressly waives any claim to any compensation, benefit or payment whatsoever except as expressly referenced in Paragraph 2 hereof.

4. (Employee) and COMPS promise not to disparage each other in any manner and Employee promises not to use or disclose any confidential information he learned while employed by COMPS. (Employee) further agrees that he/she will not solicit, participate in or assist in any way the solicitation of any employees of COMPS to cease employment or doing present or future business with COMPS. (Employee) and COMPS further agree to keep this agreement and its contents in complete confidence and not to disclose the fact or amount of these additional payments to any past, present or prospective employee of COMPS. The terms of this Agreement are confidential and shall not be divulged to any party without the prior written consent of the non-disclosing party, which shall not be unreasonably withheld; provided, however, that COMPS and (Employee) can disclose
                       --------  -------
the details of this Agreement to their respective counsel.

5. In consideration of the compensation set forth in Paragraph 2, (Employee) does hereby unconditionally, irrevocably and absolutely release and discharge COMPS, its owners, directors, officers, employees, agents, attorneys, stockholders, insurers, divisions, successors and/or assigns and any related holding, parent or subsidiary corporations, from any and all loss, liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, related directly or indirectly of in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, (Employee)'s employment with COMPS, and the termination of said employment.

In further consideration thereof, (Employee) irrevocably and absolutely agrees that she will not prosecute nor allow to be prosecuted on her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matter released above, it being an intention of the parties that with the execution by (Employee) of this Release, COMPS, its owners, officers, directors, employees, agents, attorneys, successors and/or assigns and all related holding, parent and subsidiary corporations will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of (Employee) related in any way to the matter discharged herein.

6. This Separation Agreement is intended by the parties to release and discharge any and all claims of (Employee) against COMPS InfoSystems, Inc. including, but not limited to, any claims arising under the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq. It is the intent of the parties that
                                 ------
this Separation Agreement satisfy the requirements of the Older Workers Benefit Protection Act, Public Law 101-433, codified at 29 U.S.C. 626(f). The following general provisions, along with the other provisions of the Separation Agreement, are agreed to for this purpose:

     a. (Employee) acknowledges and agrees that he has read and he understands the terms of this Separation Agreement.

     b. (Employee) acknowledges that he has been given a full opportunity to consult with his lawyer with respect to the matters referenced in this Separation Agreement, and that (Employee) has obtained and considered such legal counsel as he deems necessary, such that (Employee) is entering into this Separation Agreement freely, knowingly, and voluntarily;

     c. (Employee) acknowledges that he has been given at least 21 days in which to consider whether or not to enter into this Separation Agreement;

     d. (Employee) may revoke Separation Agreement during the seven (7) day period following the execution of this Separation Agreement. If not revoked, this Separation Agreement shall become effective eight (8) days after (Employee) signs this Separation Agreement.

7. It is further understood and agreed that as a condition of this settlement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by (Employee). Such Section reads as follows:

               "A General Release does not extend to claims which the creditor does not know or suspect to exist in her favor at the time of executing the release, which if known by her must have materially affected her settlement with the debtor."

(Employee) does certify that he has read all of this Release, the quoted Civil Code section and that he fully understands all of the same. (Employee) hereby expressly agrees that this Release shall extend and apply to all unknown, unsuspected and unanticipated injuries and damages, as well as to any that are now alleged.

8. This Agreement contains all of the terms, promises, representations and understandings made between the parties. (Employee) agrees that no promises, coercion, representations or inducements have been made which caused him to sign this Agreement other than those which are expressly set forth above and that the terms of this Agreement are contractual and not a mere recital.

9. (Employee) agrees that any and all disputes that (Employee) has with COMPS or any of its employees, which arise under the terms of this Agreement, shall be resolved through final and binding arbitration. This shall include, without
limitation, disputes relating to this Agreement.   Binding arbitration will be
conducted in San Diego, California, in accordance with the rules and regulations of the American Arbitration Association. Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. Each party will bear its own attorneys' fees, unless otherwise decided by the arbitrator. (Employee) understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

10. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof.

11. This Release may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

12. This agreement has been presented to COMPS InfoSystems, Inc. and (Employee) for consideration on (Date) by Rebecca Seagle, Manager of Human Resources, for Christopher A. Crane, President and Chief Executive Officer of COMPS InfoSystems, Inc.

13. The parties hereto warrant and represent to each other that it/he has read and understands the meaning of each provision of this Agreement and it/his signature below constitutes it/his acceptance of each term of the Agreement.

       WE AGREE TO ALL OF THE FOREGOING TERMS.  THIS AGREEMENT HAS BEEN
           EXECUTED ON THE DATE SHOWN BELOW AT SAN DIEGO, CALIFORNIA

COMPS InfoSystems, Inc. (COMPS)



By:
   -------------------------------------       --------------------------
   Christopher A. Crane                        Date
   President and Chief Executive Officer



   -------------------------------------       --------------------------
   (Employee)                                  Date



----------------------------------------       --------------------------
Rebecca Seagle                                 Date
Manager of Human Resources

                           Schedule to Exhibit 10.17

Executive            Title
---------            -----

Emmett DeMoss        Chairman of REALBID Division and
                     Vice President of COMPS.COM, INC.

Robert Potter        President of REALBID Division and
                     Vice President of COMPS.COM, INC.